Exhibit 99.1

CONTACT: Charles Robb Chief Financial Officer Corcept Therapeutics 650-688-8783 crobb@corcept.com www.corcept.com

CORCEPT THERAPEUTICS APPOINTS RENÉE D. GALÁ TO BOARD OF DIRECTORS

MENLO PARK, Calif. (June 28, 2016) – Corcept Therapeutics Incorporated (NASDAQ: CORT), a pharmaceutical company engaged in the discovery, development and commercialization of drugs that treat severe metabolic, psychiatric and oncologic disorders by modulating the effects of the stress hormone cortisol, announced today that Renée D. Galá has joined the company’s Board of Directors.

“I am very pleased to welcome Renée to our Board,” said Joseph K. Belanoff, M.D., Corcept’s Chief Executive Officer. “Her broad financial and operating experience will be invaluable as we continue to grow our Cushing’s syndrome business and advance our portfolio of cortisol-modulating compounds for new indications.”

Ms. Galá is the Senior Vice President and Chief Financial Officer of Theravance Biopharma, a public biopharmaceutical company focused on anti-infectives and diseases of the lung and gastrointestinal tract. In that role, she is responsible for finance, accounting, tax, investor relations, information technology, facilities and corporate business development.

Ms. Galá joined Theravance, Inc. in 2006 and held various roles in the finance organization before leading the separation of the biopharmaceutical business (now Theravance Biopharma) from the royalty company (Innoviva, Inc.) in 2014. Prior to joining Theravance, Inc., Ms. Galá held positions of increasing responsibility in global treasury, pharmaceutical sales, and corporate strategy/business development at Eli Lilly and Company. Before that, she worked for seven years in the energy industry, both in the United States and internationally, in positions focused on corporate finance, project finance and mergers and acquisitions. Ms. Galá holds a B.S. in Mathematics from Vanderbilt University and an M.B.A. from Columbia Business School.

“I am excited to join the Corcept team,” said Ms. Galá. “The company’s Cushing’s syndrome franchise is a promising stand-alone business that also supports development of cortisol modulators with demonstrated therapeutic potential. In the next 12-18 months, research conducted by Corcept and its academic collaborators will generate efficacy data in a wide range of serious disorders. I am looking forward to contributing to the advancement of such a broad and rich therapeutic platform.”

About Corcept Therapeutics Incorporated

Corcept is a pharmaceutical company engaged in the discovery, development and commercialization of drugs that treat severe metabolic, psychiatric and oncologic disorders by modulating the effects of cortisol. Korlym®, a first-generation cortisol modulator, is the company’s first FDA-approved medication. The company has a portfolio of proprietary compounds that selectively modulate the effects of cortisol but not progesterone. Corcept owns extensive intellectual property covering the use of cortisol modulators, including mifepristone (the active ingredient in Korlym), in the treatment of a wide variety of serious disorders. It also holds composition of matter patents covering its selective cortisol modulators.

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Forward-Looking Statements

Statements made in this press release, other than statements of historical fact, are forward-looking statements. These forward-looking statements, including statements regarding the timing of clinical trial results and the advancement of the company’s therapeutic platform, are subject to known and unknown risks and uncertainties that might cause actual results to differ materially from those expressed or implied by such statements, including the pace of Korlym’s acceptance by physicians and patients, the pace of enrollment in or the outcome of Corcept’s Phase 1/2 study of mifepristone in the treatment of triple-negative breast cancer, CORT125134 to treat solid-tumor cancers and clinical trials being undertaken by academic investigators at the University of Chicago and elsewhere, the pre-clinical development of Corcept’s selective cortisol modulators, the effects of rapid technological change and competition, the protections afforded by Korlym’s Orphan Drug designation or Corcept’s intellectual property rights, or the cost, pace and success of Corcept’s other product development efforts. These and other risks are set forth in the company’s SEC filings, which are available at the company’s website (corcept.com) or from the SEC’s website (sec.gov). Corcept disclaims any intention or duty to update any forward-looking statement made in this press release.

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